Filed pursuant to Rule 424(b)(5)

Registration No. 333-274484

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 28, 2023)

Starbox Group Holdings Ltd.

Up to $30,000,000 of

Ordinary Shares

On October 5, 2023, we entered into a sales agreement (the “Sales Agreement”), with A.G.P/Alliance Global Partners (“A.G.P.”), relating to the sale of our ordinary shares, par value $0.001125 per share (“Ordinary Shares”), pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ordinary shares with an aggregate offering price of up to $30,000,000 from time to time through A.G.P., acting as sales agent under this prospectus supplement and the accompanying prospectus.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or any other existing trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and A.G.P. agree on any method of distribution other than sales of our Ordinary Shares on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. A.G.P. is not required to sell any specific number or dollar amount of securities, but A.G.P. will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act.

Our Ordinary Shares are listed on Nasdaq under the symbol “STBX.” On September 29, 2023, the last reported sale price of our Ordinary Shares on Nasdaq was $1.04 per share.

We are a “foreign private issuer” and we are currently an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Subject to any other conditions as prescribed in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we will no longer be an “emerging growth company,” as defined in the JOBS Act, from the last day of the fiscal year ending September 30, 2027.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus, and risk factors set forth in our most recent annual report on Form 20-F (the “2022 Annual Report”), in other reports incorporated herein by reference and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is October 5, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

On September 12, 2023, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-274484), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on September 28, 2023. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of any combination, together or separately, of our ordinary shares, par value $0.001125 per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof, as described in the accompanying prospectus. We are selling ordinary shares in this offering. Other than ordinary shares sold in this offering, if any, we have not sold ordinary shares under the shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein, or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you unless you are the party to whom such representation, warranty, or covenant is made in such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs unless you are the party to whom such representations, warranties, or covenants are made in such agreement.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Exchange Act” are to the Securities Exchange Act of 1934;

●	“GETBATS website and mobile app” are to the GETBATS cash rebate website (www.getbats.com) and the GETBATS app operated by Starbox Technologies (defined below);

●	“Members” are to retail shoppers that have registered as a member on the GETBATS website and mobile app;

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●	“Merchants” are to retail merchants (both online and offline) that have registered as a merchant on the GETBATS website and mobile app;

●	“MYR” are to the Malaysian ringgit, the legal currency of Malaysia;

●	“One Eighty Ltd” are to One Eighty Holdings Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands, which is a 51% owned subsidiary of Starbox Global;

●	“SEEBATS website and mobile app” are to the SEEBATS video streaming website (www.seebats.com) and the SEEBATS app operated by StarboxSB (defined below);

●	“Starbox Berhad” are to Starbox Holdings Berhad, a company limited by shares incorporated under the laws of Malaysia and a wholly owned subsidiary of Starbox International (defined below);

●	“Starbox Global” are to Starbox Global Ltd., a British Virgin Islands company and a wholly owned subsidiary of Starbox Group;

●	“Starbox Group” are to Starbox Group Holdings Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

●	“Starbox International” are to Starbox International Ltd., a British Virgin Islands company and a wholly owned subsidiary of Starbox Group;

●	“Starbox Technologies” are to Starbox Technologies Sdn. Bhd. (formerly known as Starbox Rebates Sdn. Bhd.), a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“StarboxSB” are to StarboxTV Sdn. Bhd., a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VE Services” are to VE Services Sdn Bhd, a Malaysian Internet payment gateway company and a related-party entity controlled by one of our beneficial shareholders; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to one or more of Starbox Group and its subsidiaries, as the case may be.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus SUPPLEMENT Summary

Overview

We are building a cash rebate, digital advertising, payment solution, and software development business ecosystem targeting micro, small, and medium enterprises that lack the bandwidth to develop an in-house data management system for effective marketing. Through our subsidiaries in Malaysia, we connect retail merchants with retail shoppers to facilitate transactions through cash rebates offered by retail merchants, provide digital advertising services to retail merchant customers (“advertisers”), provide payment solution services to merchants, and develop customized software systems for our clients. Substantially all of our current operations are located in Malaysia.

Our cash rebate business is the foundation of the business ecosystem we are building. We have cooperated with retail merchants, which have registered on the GETBATS website and mobile app as Merchants, to offer cash rebates on their products or services, which have attracted retail shoppers to register on the GETBATS website and mobile app as Members in order to earn cash rebates for shopping online and offline. As the number of Members grows and sales of the existing Merchants increase, more retail merchants are willing to cooperate with us. As of March 31, 2023, and September 30, 2022 and 2021, the GETBATS website and mobile app had 2,518,023, 2,513,658, and 514,167 Members, respectively, and 832, 820, and 723 Merchants, respectively. During the six months ended March 31, 2023 and 2022, we facilitated 161,306 and 188,718 transactions through the GETBATS website and mobile app, respectively. During the fiscal years ended September 30, 2022 and 2021, we facilitated 338,940 and 295,393 transactions through the GETBATS website and mobile app, respectively. We generate revenue by keeping an agreed-upon portion of the cash rebates offered by Merchants on the GETBATS website and mobile app.

With our investing a substantial amount of funds to enhance the data management system, an increased number of members and merchants are adopting our system, resulting in the formation of a vast database. On March 24, 2023, we entered into a software development agreement with Brandavision Sdn Bhd (“Brandavision”) to develop a comprehensive data management system for Brandavision, grant them the access to our vast database, help to train the staff of Brandavision with respect to its use, and provide continuous technical support. For the six months ended March 31, 2023, we reported $1,740,472 revenue from software licensing to Brandavision. We expect to generate more revenue from the software licensing segment in the near future.

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Making use of the vast Member and Merchant data we have collected from the GETBATS website and mobile app, we help advertisers design, optimize, and distribute advertisements through online and digital channels. We primarily distribute advertisements through (i) our SEEBATS website and mobile app, on which viewers can watch movies and television series for free through over-the-top streaming, which is a means of providing television and film content over the Internet at the request and to suit the requirements of the individual consumer, (ii) our GETBATS website and mobile app to its Members, and (iii) social media, mainly consisting of accounts of influencers and bloggers. During the six months ended March 31, 2023 and 2022 we served 22 and 42 advertisers, respectively. We generate revenue through service fees charged to the advertisers.

To diversify our revenue sources and supplement our cash rebate and digital advertising service businesses, we started to provide payment solution services to merchants in May 2021 by referring them to VE Services. Pursuant to an appointment letter dated October 1, 2020 with VE Services (the “Appointment Letter”), we serve as its independent merchant recruitment and onboarding agent and refer merchants to VE Services for payment processing. We referred 35 and 14 merchants to VE Services during the six months ended March 31, 2023 and 2022, respectively. We referred 19 and 11 merchants to VE Services during the fiscal years ended September 30, 2022 and 2021, respectively. We generate insignificant revenue through commissions from VE Services for our referrals and such revenue has been reported as revenue from a related party in our consolidated financial statements.

For the six months ended March 31, 2023, we had total revenue of $3,976,190 and net income of $1,364,497. Revenue derived from digital advertising services, software licensing, cash rebate services, and payment solution services accounted for approximately 55.85%, 43.77%, 0.27%, and 0.11% of our total revenue for the period, respectively.

For the six months ended March 31, 2022, we had total revenue of $2,922,413 and net income of $1,256,019. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.63%, 0.19%, and 0.18% of our total revenue for the period, respectively.

For the fiscal year ended September 30, 2022, we had total revenue of $7,194,187 and net income of $3,602,365. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.72%, 0.15%, and 0.13% of our total revenue for the fiscal year, respectively.

For the fiscal year ended September 30, 2021, we had total revenue of $3,166,228 and net income of $1,447,650. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.75%, 0.20%, and 0.05% of our total revenue for the fiscal year, respectively.

Recent Development

On June 26, 2023, Starbox Group, as the issuer, and its wholly owned subsidiary, Starbox Global, as the buyer, entered into a share purchase agreement (the “Share Purchase Agreement”), with the then shareholders of One Eighty Ltd (the “One Eighty Shareholders”), as the sellers, with respect to One Eighty Ltd, as the target company.

Pursuant to the Share Purchase Agreement, Starbox Global agreed to acquire 229,500,000 ordinary shares, par value $0.0001 per share, of One Eighty Ltd (the “Sale Shares”), representing 51% of the issued share capital in One Eighty Ltd, from the One Eighty Shareholders. In consideration of the sale of Sale Shares, Starbox Group agreed to issue to the One Eighty Shareholders, in proportion to the ordinary shares of One Eighty Ltd they sell, an aggregate of 17,510,000 Ordinary Shares with an aggregate value of $52,530,000 (the “Consideration Shares”) in two tranches. 8,755,000 Consideration Shares were issued to the One Eighty Shareholders on July 10, 2023 and the remaining 8,755,000 Consideration Shares were issued on September 1, 2023. The foregoing transaction was completed on September 1, 2023.

On September 7, 2023, we incorporated Benefit Pointer Limited, as a British Virgin Islands company and a wholly owned subsidiary of One Eighty Ltd.

On September 7, 2023, we incorporated Irace Technology Limited, as a British Virgin Islands company and a wholly owned subsidiary of Starbox International.

Corporate Information

Our principal executive offices are located at VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia, and our phone number is +603 2781 9066. We maintain a corporate website at https://www.starboxholdings.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

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THE OFFERING

Ordinary Shares offered by us	Ordinary Shares having an aggregate offering price of up to $30,000,000

Ordinary Shares to be outstanding immediately after this offering(1)	Up to 28,846,000 Ordinary Shares, assuming a sales price of $1.04 per share, which was the closing price of our Ordinary Shares as reported on Nasdaq on September 29, 2023. The actual number of Ordinary Shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on Nasdaq, the existing trading market for our Ordinary Shares, through A.G.P., as sales agent. See section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We intend to use the proceeds from this offering for working capital purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Transfer Agent and Registrar	Transhare Corporation

Risk Factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page S-6 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “STBX.”

(1) The number of our Ordinary Shares to be outstanding after this offering is based on 71,885,000 Ordinary Shares outstanding as of the date of this prospectus supplement, and excludes 350,000   Ordinary Shares issuable upon full exercise of outstanding warrants as of the date of this prospectus supplement.

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RISK FACTORS

Investing in our Ordinary Shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the accompanying prospectus and under the heading “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report, which is incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus supplement.

Additional Risks Related to Our Ordinary Shares and this Offering

The Ordinary Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with A.G.P. Because the price per share of each share sold will fluctuate based on the market price of our Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to our investors.

From the closing of our initial public offering on August 25, 2022 to the date of this prospectus supplement, the closing price of our Ordinary Shares has ranged from $0.82 to $7.09 per Ordinary Share. The trading price of our Ordinary Shares is likely to continue to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations overseas that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other companies’ securities after their offerings may affect the attitudes of investors toward companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income, and revenue;

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●	the public reaction to our press releases, our other public announcements, and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations, or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal, and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Ordinary Shares representing a substantial percentage of our outstanding Ordinary Shares may be sold in this offering, which could cause the price of our Ordinary Shares to decline.

Pursuant to this offering, and subject to limits we set with A.G.P., as well as any limits under applicable law or exchange listing rules, we may sell up to $30,000,000 Ordinary Shares, assuming an offering price of $1.04 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq on September 29, 2023, representing approximately 40.13% of our outstanding Ordinary Shares as of September 29, 2023, if we sell all of the $30,000,000 of Ordinary Shares that could be offered pursuant to this prospectus supplement. These sales and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of such Ordinary Shares or the availability of such Ordinary Shares for sale will have on the market price of our Ordinary Shares.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We anticipate that we will use the net proceeds from this offering for working capital purposes.   Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our Company. Our management’s judgment may not result in positive returns on your investment, and you will not have the opportunity to evaluate the economic, financial, or other information upon which our management bases its decisions.

You will experience immediate and substantial dilution in the net tangible book value per Ordinary Share you purchase.

Because the price per share being offered is substantially higher than the net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming a public offering price of $1.04 per share, which is the last reported sales price of our Ordinary Shares on Nasdaq on September 29, 2023, if you purchase Ordinary Shares in this offering, you will experience an immediate dilution of approximately $0.76 per share in the net tangible book value of the Ordinary Shares. In addition, if previously issued warrants to acquire Ordinary Shares are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

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Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 71,885,000 Ordinary Shares are issued and outstanding as of the date of this prospectus supplement and 47,065,000 are freely tradable. The remaining Ordinary Shares are “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of March 31, 2023:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of March 31, 2023, which are incorporated by reference into this prospectus supplement;

●	on a pro forma basis, to give effect to the issuance of 17,510,000 ordinary shares since March 31, 2023; and

●	on an pro forma as adjusted basis, to give effect to the sale of Ordinary Shares in this offering at an assumed public offering price of $1.04 per share, which was the closing price of our Ordinary Shares as reported on Nasdaq on September 29, 2023, assuming the sale of the maximum offering amount and after deducting commissions and estimated offering expenses payable by us.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited financial statements and notes thereto included in the 2022 Annual Report and the other financial information incorporated by reference into this prospectus supplement.

	March 31, 2023
	Actual		Pro Forma As Adjusted		Pro Forma As Adjusted
	$		$		$
Shareholders’ Equity:
Preferred shares, $0.001125 par value, 5,000,000 shares authorized, none issued and outstanding as of March 31, 2023		—		—		—
Ordinary shares, $0.001125 par value, 883,000,000 shares authorized, 54,375,000 shares issued and outstanding as of March 31, 2023; 71,885,000 shares outstanding on a pro forma basis as of March 31,2023; 100,731,000 shares issued and outstanding on a pro forma as adjusted basis as of March 31, 2023		61,172		80,871		113,323
Additional paid-in capital		30,674,988		81,694,611		110,461,999
Retained earnings		6,049,504		8,175,902		8,175,902
Accumulated other comprehensive income		1,481,084		1,370,664		1,370,664
Total Shareholders’ Equity		38,266,748		91,322,048		120,121,888
Total Capitalization		38,266,748		91,322,048		120,121,888

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DILUTION

If you invest in our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and our as adjusted net tangible book value per share after the completion of this offering. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of our Ordinary Shares outstanding as of March 31, 2023. Our net tangible book value as of March 31, 2023 was approximately $19.44 million, or $0.36 per Ordinary Share.

After giving effect   to the sale of Ordinary Shares in this offering at an assumed public offering price of $1.04 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq on September 29, 2023, assuming the sale of the maximum offering amount, and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $28.49 million, or $0.28 per share. This amount represents an immediate dilution in the net tangible book value of $0.07 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.76 per share attributable to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution  per share to investors participating in this offering on a pro forma basis to give effect to the issuance in two tranches, on July 10, 2023 and September 1, 2023, respectively, of an aggregate of 17,510,000 Ordinary Shares with an aggregate value of $52,530,000 in our previous transaction with One Eighty Ltd, and on a pro forma, as adjusted basis to give further effect to the issuance and sale of 28,846,000 Ordinary Shares at the offering price of US$1.04 per ordinary share, after deducting sales agent fees and estimated offering expenses payable by us:

	Pro Forma	Pro Forma As Adjusted
Share price pursuant to acquisition of One Eighty Ltd/ this offering	$3.00	1.04
Net tangible book value per Ordinary Share as of March 31, 2023	$0.36	0.36
Amount of dilution in net tangible book value per Ordinary Share due to issuance shares for the acquisition of One Eighty Ltd/ this offering	$(0.36)	(0.07)
Pro Forma net tangible book value per Ordinary Share immediately after the acquisition of One Eighty Ltd/ this offering	$(0.00)	0.28
Amount of dilution in net tangible book value per Ordinary Share to new investors in the acquisition of One Eighty Ltd/ this offering	$(3.00)	(0.76)

The number of our Ordinary Shares to be outstanding after this offering is based on 71,885,000 Ordinary Shares outstanding as of the date of this prospectus supplement, and excludes 350,000 Ordinary Shares issuable upon full exercise of outstanding warrants as of the date of this prospectus supplement.

To the extent that these excluded warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $28,799,840, after deducting the sales agent commissions and estimated offering expenses payable by us. The amount of proceeds from this offering will depend upon the number of our Ordinary Shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any Ordinary Shares under or fully utilize the Sales Agreement with A.G.P.

We plan to use the net proceeds we receive from this offering for the working capital purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering a number of our Ordinary Shares for an aggregate value of up to $30,000,000 pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Ordinary Shares are described under the caption “Description of Share Capital” beginning on page 5 of the accompanying prospectus.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell our Ordinary Shares having an aggregate offering price of up to $30,000,000 from time to time through or to A.G.P. as our sales agent. Sales of our Ordinary Shares, if any, under this prospectus supplement will be by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act. A.G.P. shall be under no obligation to purchase our Ordinary Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by A.G.P. and us in writing and expressly set forth in a placement notice.

A.G.P. will offer our Ordinary Shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and A.G.P. We will designate the maximum amount of Ordinary Shares to be sold through A.G.P. on a daily basis or otherwise determine such maximum amount together with A.G.P. Subject to the terms and conditions of the Sales Agreement, A.G.P. will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of our Ordinary Shares requested to be sold by us. We may instruct A.G.P. not to sell our Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. A.G.P. or we may suspend the offering of our Ordinary Shares being made through A.G.P. under the Sales Agreement upon proper notice to the other party. A.G.P. and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our Ordinary Shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The aggregate compensation payable to A.G.P. as sales agent will be an amount equal to 3% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. up to $50,000 of A.G.P.’s actual transaction costs and the reasonable and documented fees and expenses incurred by A.G.P. in connection with this offering (including expenses of counsel) and up to $20,000 of such actual expenses (including expenses of counsel) related to annual maintenance of the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable and expenses being reimbursed to A.G.P. under the Sales Agreement, will be approximately $300,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Shares.

A.G.P. will provide written confirmation to us no later than the opening of the next trading day following each day in which the Ordinary Shares are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of Ordinary Shares sold through it as sales agent on that day, the volume weighted average price of the Ordinary Shares sold, the compensation payable to A.G.P., and the net proceeds to us.

Settlement for sales of our Ordinary Shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. We will report at least quarterly the number of Ordinary Shares sold through A.G.P. under the Sales Agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Ordinary Shares during the relevant period.

In connection with the sales of Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to A.G.P. against certain liabilities, including liabilities under the Securities Act. As sales agent, A.G.P. will not engage in any transactions that stabilize our Ordinary Shares.

Our Ordinary Shares are listed on Nasdaq under the symbol “STBX.”

The transfer agent and registrar for our Ordinary Shares in the United States is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater, FL 33764.

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LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to Malaysian law will be passed upon for us by GLT Law. Pryor Cashman LLP, New York, New York, is acting as counsel to A.G.P. in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2022 incorporated herein by reference have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA INC. is located at 4482 Barranca Parkway, Suite 239, Irvine, CA 92604.

The consolidated financial statements for the fiscal years ended September 30, 2021 and 2020, incorporated herein by reference have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended September 30, 2022, filed with the SEC on January 18, 2023;

(2)	our unaudited condensed consolidated financial statements for the six months ended March 31, 2023 and 2022 on Form 6-K, filed with the SEC on August 29, 2023;

(3)	our reports of foreign private issuer on Form 6-K filed with the SEC on September 22, 2023, September 1, 2023, August 29, 2023, August 11, 2023, July 19, 2023, July 10, 2023, June 26, 2023, May 23, 2023, May 19, 2023, April 25, 2023, April 13, 2023, March 24, 2023, and January 18, 2023;

(4)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on August 12, 2022, and any amendment or report filed for the purpose of updating such description;

(5)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(6)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The 2022 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

S-11

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Starbox Group Holdings Ltd.

VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100

Kuala Lumpur, Malaysia

+603 2781 9066

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-12

PROSPECTUS

Starbox Group Holdings Ltd.

$300,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our ordinary shares, par value $0.001125 per share (“Ordinary Shares”), preferred shares, par value $0.001125 per share (“Preferred Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately, as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, Preferred Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “STBX.” On September 11, 2023, the last reported sale price of our Ordinary Shares on Nasdaq was $1.41 per share.

We are a “foreign private issuer” and we are currently an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Subject to any other conditions as prescribed in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we will no longer be an “emerging growth company,” as defined in the JOBS Act, from the last day of the fiscal year ending September 30, 2027.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 5 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2022 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Exchange Act” are to the Securities Exchange Act of 1934;

●	“GETBATS website and mobile app” are to the GETBATS cash rebate website (www.getbats.com) and the GETBATS app operated by Starbox Technologies (defined below);

●	“Members” are to retail shoppers that have registered as a member on the GETBATS website and mobile app;

●	“Merchants” are to retail merchants (both online and offline) that have registered as a merchant on the GETBATS website and mobile app;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“SEEBATS website and mobile app” are to the SEEBATS video streaming website (www.seebats.com) and the SEEBATS app operated by StarboxSB (defined below);

●	“Starbox Berhad” are to Starbox Holdings Berhad, a company limited by shares incorporated under the laws of Malaysia and a wholly owned subsidiary of Starbox International (defined below);

●	“Starbox Global” are to Starbox Global Ltd., a British Virgin Islands company and a wholly owned subsidiary of Starbox Group;

●	“Starbox Group” are to Starbox Group Holdings Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

●	“Starbox International” are to Starbox International Ltd., a British Virgin Islands company and a wholly owned subsidiary of Starbox Group;

●	“Starbox Technologies” are to Starbox Technologies Sdn. Bhd. (formerly known as Starbox Rebates Sdn. Bhd.), a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“StarboxSB” are to StarboxTV Sdn. Bhd., a company limited by shares incorporated under the laws of Malaysia, which is a wholly owned subsidiary of Starbox Berhad;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“VE Services” are to VE Services Sdn Bhd, a Malaysian Internet payment gateway company and a related-party entity controlled by one of our beneficial shareholders; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to one or more of Starbox Group and its subsidiaries, as the case may be.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Overview

We are building a cash rebate, digital advertising, payment solution, and software development business ecosystem targeting micro, small, and medium enterprises that lack the bandwidth to develop an in-house data management system for effective marketing. Through our subsidiaries in Malaysia, we connect retail merchants with retail shoppers to facilitate transactions through cash rebates offered by retail merchants, provide digital advertising services to retail merchant customers (“advertisers”), provide payment solution services to merchants, and develop customized software systems for our clients. Substantially all of our current operations are located in Malaysia.

Our cash rebate business is the foundation of the business ecosystem we are building. We have cooperated with retail merchants, which have registered on the GETBATS website and mobile app as Merchants, to offer cash rebates on their products or services, which have attracted retail shoppers to register on the GETBATS website and mobile app as Members in order to earn cash rebates for shopping online and offline. As the number of Members grows and sales of the existing Merchants increase, more retail merchants are willing to cooperate with us. As of March 31, 2023, and September 30, 2022 and 2021, the GETBATS website and mobile app had 2,518,023, 2,513,658, and 514,167 Members, respectively, and 832, 820, and 723 Merchants, respectively. During the six months ended March 31, 2023 and 2022, we facilitated 161,306 and 188,718 transactions through the GETBATS website and mobile app, respectively. During the fiscal years ended September 30, 2022 and 2021, we facilitated 338,940 and 295,393 transactions through the GETBATS website and mobile app, respectively. We generate revenue by keeping an agreed-upon portion of the cash rebates offered by Merchants on the GETBATS website and mobile app.

With our investing a substantial amount of funds to enhance the data management system, an increased number of members and merchants are adopting our system, resulting in the formation of a vast database. On March 24, 2023, we entered into a software development agreement with Brandavision Sdn Bhd (“Brandavision”) to develop a comprehensive data management system for Brandavision, grant them the access to our vast database, help to train the staff of Brandavision with respect to its use, and provide continuous technical support. For the six months ended March 31, 2023, we reported $1,740,472 revenue from software licensing to Brandavision. We expect to generate more revenue from the software licensing segment in the near future.

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Making use of the vast Member and Merchant data we have collected from the GETBATS website and mobile app, we help advertisers design, optimize, and distribute advertisements through online and digital channels. We primarily distribute advertisements through (i) our SEEBATS website and mobile app, on which viewers can watch movies and television series for free through over-the-top streaming, which is a means of providing television and film content over the Internet at the request and to suit the requirements of the individual consumer, (ii) our GETBATS website and mobile app to its Members, and (iii) social media, mainly consisting of accounts of influencers and bloggers. During the six months ended March 31, 2023 and 2022 we served 22 and 42 advertisers, respectively. We generate revenue through service fees charged to the advertisers.

To diversify our revenue sources and supplement our cash rebate and digital advertising service businesses, we started to provide payment solution services to merchants in May 2021 by referring them to VE Services. Pursuant to an appointment letter dated October 1, 2020 with VE Services (the “Appointment Letter”), we serve as its independent merchant recruitment and onboarding agent and refer merchants to VE Services for payment processing. We referred 35 and 14 merchants to VE Services during the six months ended March 31, 2023 and 2022, respectively. We referred 19 and 11 merchants to VE Services during the fiscal years ended September 30, 2022 and 2021, respectively. We generate insignificant revenue through commissions from VE Services for our referrals and such revenue has been reported as revenue from a related party in our consolidated financial statements.

For the six months ended March 31, 2023, we had total revenue of $3,976,190 and net income of $1,364,497. Revenue derived from digital advertising services, software licensing, cash rebate services, and payment solution services accounted for approximately 55.85%, 43.77%, 0.27%, and 0.11% of our total revenue for the period, respectively.

For the six months ended March 31, 2022, we had total revenue of $2,922,413 and net income of $1,256,019. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.63%, 0.19%, and 0.18% of our total revenue for the period, respectively.

For the fiscal year ended September 30, 2022, we had total revenue of $7,194,187 and net income of $3,602,365. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.72%, 0.15%, and 0.13% of our total revenue for the fiscal year, respectively.

For the fiscal year ended September 30, 2021, we had total revenue of $3,166,228 and net income of $1,447,650. Revenue derived from digital advertising services, cash rebate services, and payment solution services accounted for approximately 99.75%, 0.20%, and 0.05% of our total revenue for the fiscal year, respectively.

Recent Development

On June 26, 2023, Starbox Group, as the issuer, and its wholly owned subsidiary, Starbox Global, as the buyer, entered into a share purchase agreement (the “Share Purchase Agreement”), with the then shareholders of One Eighty Holdings Ltd (the “One Eighty Shareholders”), as the sellers, with respect to One Eighty Holdings Ltd (“One Eighty Ltd”), as the target company.

Pursuant to the Share Purchase Agreement, Starbox Global agreed to acquire 229,500,000 ordinary shares, par value US$0.0001 per share, of One Eighty Ltd (the “Sale Shares”), representing 51% of the issued share capital in One Eighty Ltd, from the One Eighty Shareholders. In consideration of the sale of Sale Shares, Starbox Group agreed to issue to the One Eighty Shareholders, in proportion to the ordinary shares of One Eighty Ltd they sell, an aggregate of 17,510,000 Ordinary Shares with an aggregate value of $52,530,000 (the “Consideration Shares”) in two tranches. 8,755,000 Consideration Shares were issued to the One Eighty Shareholders on July 10, 2023 and the remaining 8,755,000 Consideration Shares were issued on September 1, 2023. As a result, the acquisition closed on September 1, 2023.

Corporate Information

Our principal executive offices are located at VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia, and our phone number is +603 2781 9066. We maintain a corporate website at https://www.starboxholdings.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of $300,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

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We were incorporated as an exempted company limited by shares under the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”) on September 13, 2021. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 883,000,000 Ordinary Shares, par value $0.001125 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Preferred Shares

We are authorized to issue 5,000,000 Preferred Shares, par value $0.001125 per share, and no Preferred Shares are currently issued and outstanding. The Preferred Shares have the following characteristics:

Conversion. Each Preferred Share is convertible into one Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Preferred Share by delivering a written notice to us that such holder elects to convert a specified number of Preferred Share into Ordinary Shares. In no event shall Ordinary Shares be convertible into Preferred Shares. In addition, upon any sale, transfer, assignment, or disposition of any Preferred Share by a holder thereto (“Preferred Shareholder”) to any person who is not an affiliate of such Preferred Shareholder, or upon a change of control of any Preferred Share to any person who is not an affiliate of the registered shareholder of such Preferred Share, such Preferred Share shall be automatically and immediately converted into one Ordinary Share.

Voting. Each Preferred Share entitles its holder to two votes on all matters subject to vote at general meetings of our Company.

Ranking. Except for the voting rights and conversion rights, the Ordinary Shares and the Preferred Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges, and restrictions.

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Dividends. Holders of Preferred Shares are entitled to their pro rata share, based on the number of Preferred Shares in issue, of any dividend paid on the Preferred Shares.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “STBX.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights and restrictions attaching to any of our shares:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The directors, when paying dividends to shareholders, may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands, every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll, every shareholder present in pension or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Ordinary Share and two votes for each Preferred Share of which he or the person represented by proxy is the holder.

Conversion Rights

Ordinary Shares are not convertible. Preferred Shares are convertible, at the option of the holder thereof, into Ordinary Shares on a one-to-one basis.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.

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Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate of eight percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our articles of association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable or until the expiration of 14 calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

Unclaimed Dividend

A dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or installment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited.

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A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, but his liability shall cease if and when we receive payment in full of the unpaid amount on the shares forfeited.

A certificate in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by either the directors or by the shareholders by special resolution;

(b)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or by the shareholders by ordinary resolution or are otherwise authorized by our articles of association; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in our register of members in respect of the relevant Ordinary Shares.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	any fee related to the transfer has been paid to us; and

(e)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required, within three calendar months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and our register of members may not be closed, for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company limited by shares, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to (unless required by applicable law or the rules of the Nasdaq Capital Market), in each calendar year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our chairman or a majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to our issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at our registered office and may consist of several documents in like form, each signed by one or more requisitionist. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 45 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 45 calendar days.

At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day, and the hour of the meeting and the general nature of the business and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company. Notwithstanding the foregoing, a general meeting will, whether or not the notice specified in our articles of association has been given and whether or not the provisions of our articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by two-thirds of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

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No business, except for the appointment of a chairman for the meeting, may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes.

If, within half an hour from the time appointed for the general meeting, a quorum is not present, the meeting will be dissolved.

The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 calendar days or more, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than 10 percent of the votes attaching to the shares present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

All questions submitted to a general meeting shall be decided by an ordinary resolution, except where a greater majority is required by our articles of association or by the Cayman Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

Unless otherwise determined by our Company in general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. Each director whose term of office expires will be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors.

A director may be removed by ordinary resolution notwithstanding anything in our articles of association or in any agreement between our Company and such director (but without prejudice to any claim for damages under such agreement). A vacancy on the board of directors created by the removal of a director under the previous sentence may be filled by ordinary resolution or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than 10 calendar days before the meeting. Such director is entitled to attend the meeting and be heard.

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The office of a director will be vacated if the director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to us;

(d)	without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or

(e)	is removed from office pursuant to any other provision of our articles of association.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No resolution passed by the shareholders in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed.

The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any committees, local boards, or agencies for managing any of our affairs and delegate to it any of the powers, authorities, and discretions for the time being vested in the directors (with power to sub-delegate) and may appoint any natural persons to be members of a committee, local board, or agency or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, or person or body of persons, to be our attorney or attorneys or authorized signatory for such purposes and with such powers, authorities, and discretion (not exceeding those vested in or exercisable by the directors under our articles of association) and for such period and subject to such conditions as they may think fit. Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or authorized signatory as the directors may think fit, and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities, and discretion vested in him.

The directors may from time to time at their discretion exercise all our powers to raise or borrow money and to mortgage or charge our undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any of our or any third party’s debts, liabilities, or obligations.

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A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a share premium account capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and profits which are not available for distribution may for these purposes only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

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(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit;

(d)	authorize a person to enter (on behalf of all the shareholders concerned) into an agreement with us providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalization, or (ii) the payment by us on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and

(e)	generally do all acts and things required to give effect to the resolutions.

Liquidation Rights

If we are wound up, the shareholders may, subject to any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, thinks fit, but so that no shareholder will be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

○	distinguishes each share by its number (so long as the share has a number);

○	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

○	confirms the number and category of shares held by each member; and

○	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of our offerings, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

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If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. Under Cayman Islands law, the fiduciary duties owed by a director include (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party, and (e) a duty not to misuse the company’s property (including any confidential information and trade secrets). The common law duties owed by a director are those to exercise appropriate skill and care. The relevant threshold is that of a reasonable diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and the general knowledge, skill, and experience that that director has. In fulfilling their duty to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time, and our shareholder resolutions. We have the right to seek damages where certain duties owed by any of our directors are breached.

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Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

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Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

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Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

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The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 45 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 45 calendar days. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

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Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

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Anti-money Laundering, Countering the Financing of Terrorism, and Counter Proliferation Financing—Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (as amended) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We will not hold your personal data for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

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You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance in the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

On September 13, 2021, we issued an aggregate of 450,000,000 Ordinary Shares to our founding shareholders for an aggregate consideration of $45,000.

On February 17, 2022, our then sole director approved the transfers of an aggregate of 45,000,000 Ordinary Shares from our founding shareholders to certain employees and pre-initial public offering investors, including 4,500,000 Ordinary Shares to Mr. Lee Choon Wooi and 4,500,000 Ordinary Shares to Mr. Khoo Kien Hoe.

On June 8, 2022, our shareholders approved (i) a reverse split of our outstanding Ordinary Shares at a ratio of 1-for-11.25 shares, (ii) a reverse split of our authorized and unissued Preferred Shares at a ratio of 1-for-11.25 shares, (iii) an increase in our authorized share capital from $50,000 to $999,000, and (iv) an amendment and restatement of our memorandum and articles of association, in order to reflect the foregoing alterations to our share capital. The net effect of these corporate actions is that, with effect on and from June 8, 2022, our authorized share capital was changed to $999,000, divided into 883,000,000 Ordinary Shares of par value $0.001125 each and 5,000,000 Preferred Shares of par value $0.001125 each.

On July 6, 2022, our board of directors approved the transfers of an aggregate of 6,800,000 Ordinary Shares from our founding shareholders to certain employees and pre-initial public offering investors, including 400,000 Ordinary Shares to Mr. Lee Choon Wooi and 400,000 Ordinary Shares to Mr. Khoo Kien Hoe.

On August 25, 2022, we closed our initial public offering of 5,375,000 Ordinary Shares at a public offering price of $4.00 per share, which included 375,000 Ordinary Shares issued pursuant to the partial exercise of the underwriters’ over-allotment option.

On November 3, 2022, we closed a private placement pursuant to certain subscription agreements dated October 26, 2022 with four investors. We issued and sold an aggregate of 9,000,000 Ordinary Shares to these investors at a price of $1.40 per share.

On July 10, 2023, we issued the first tranche of Consideration Shares, an aggregate of 8,755,000 Ordinary Shares, to the One Eighty Shareholders in connection with the acquisition of 51% of the issued share capital in One Eighty Ltd.

On September 1, 2023, we issued the second tranche of Consideration Shares, an aggregate of 8,755,000 Ordinary Shares, to the One Eighty Shareholders in connection with the acquisition of 51% of the issued share capital in One Eighty Ltd.

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We will file the forms of indentures, as applicable, with the SEC and incorporate them by reference as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares or Preferred Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

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●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares or Preferred Shares will not have any rights of holders of Ordinary Shares or Preferred Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or Preferred Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

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This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

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The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares or Preferred Shares will not have any rights of holders of Ordinary Shares or Preferred Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or Preferred Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

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●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2022 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$33,060
FINRA fees		$45,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2022 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to Malaysian law will be passed upon for us by GLT Law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2022 incorporated herein by reference have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA INC. is located at 4482 Barranca Suite 239, Irvine, CA 92604.

The consolidated financial statements for the fiscal years ended September 30, 2021 and 2020, incorporated herein by reference have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended September 30, 2022, filed with the SEC on January 18, 2023;

(2)	our unaudited condensed consolidated financial statements for the six months ended March 31, 2023 and 2022 on Form 6-K, filed with the SEC on August 29, 2023;

(3)	our reports of foreign private issuer on Form 6-K filed with the SEC on August 29, 2023, August 11, 2023, July 19, 2023, July 10, 2023, June 26, 2023, May 23, 2023, May 19, 2023, April 25, 2023, April 13, 2023, March 24, 2023, and January 18, 2023;

(4)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on August 12, 2022, and any amendment or report filed for the purpose of updating such description;

(5)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(6)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2022 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Starbox Group Holdings Ltd.

VO2-03-07, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100

Kuala Lumpur, Malaysia

+603 2781 9066

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in Malaysia. In addition, most of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Mourant Ozannes (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, and GLT Law, our counsel with respect to Malaysian law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Mourant Ozannes (Cayman) LLP has further advised us that there are currently no statutory enforcement laws in the Cayman Islands nor any treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Mourant Ozannes (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

GLT Law has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

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Starbox Group Holdings Ltd.

Up to $30,000,000 of

Ordinary Shares

Prospectus Supplement

Sole Sales Agent

A.G.P.